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                                                                EXHIBIT 23.1





                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We have issued our report dated February 3, 1998, accompanying the consolidated financial statements included in the Annual Report of TeleVideo, Inc. and Subsidiaries on Form 10-K for the year ended October 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of TeleVideo, Inc. on Form S-8 (File No. 33-26203, effective November 2, 1992).



/s/ GRANT THORNTON LLP
------------------------
    Grant Thornton LLP


San Jose, California
February 27, 1998